Exhibit 10.53

CONTRIBUTION and loan AGREEMENT

THIS CONTRIBUTION AND LOAN AGREEMENT (this “Agreement”) is made and entered into as of March 18, 2019, by and between Scilex Holding Company, a Delaware corporation (the “Company”), Sorrento Therapeutics, Inc., a Delaware corporation (“Sorrento”), the stockholders of Scilex set forth on the signature pages hereto (each, a “Contributor” and, collectively, the “Contributors”), and Scilex Pharmaceuticals Inc., a Delaware corporation (“Scilex”). Certain capitalized terms used but not defined herein have the meanings ascribed thereto in that certain Agreement and Plan of Merger, dated as of March 18, 2019 (as may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among the Company, Sigma Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Semnur Pharmaceuticals, Inc., a Delaware corporation (“Semnur”), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as representative of the Equityholders (the “Equityholders’ Representative”), and, for limited purposes therein, Sorrento.

BACKGROUND

WHEREAS, in connection with the merger of Merger Sub with and into Scilex in accordance with the terms of the Merger Agreement (the “Merger”), the parties hereto desire to enter into this Agreement to provide for the contribution by the Contributors of all outstanding equity securities of Scilex to the Company in exchange for certain equity securities of the Company (“Contribution”), subject to the relative rights, powers, preferences, limitations and restrictions which are set forth in the certificate of incorporation of the Company (the “Company Shares”).

WHEREAS, in connection with the Merger, Scilex desires to provide a loan to the Company for purposes of, among other things, providing funding to the Company to fulfill its payment obligations under the Merger Agreement.

WHEREAS, in connection with the Contribution, the Scilex Pharmaceuticals, Inc., Amended and Restated 2017 Equity Incentive Plan (“Scilex Equity Incentive Plan”) shall be terminated, and each option to purchase Scilex common stock outstanding and unexercised immediately prior to the Closing (“Scilex Options”) shall be cancelled and substituted for that number of options to acquire common stock of the Company set forth on Schedule C (“Company Options”).

WHEREAS, the parties intend that the Contribution and issuance of Company Shares constitute a single integrated exchange as described in Section 351(a) of the Internal Revenue Code of 1986, as amended (“Code”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree:

1.                   Transactions.

(a)                Contribution.

(i)                 Immediately following the execution of this Agreement and simultaneously with and contingent upon the Closing (as defined in the Merger Agreement), each Contributor hereby contributes, transfers and assigns (or causes to be contributed, transferred and assigned) to the Company, and the Company receives and accepts as a contribution, all shares of Common Stock of Scilex, par values $0. 0001 held by such Contribitor, which amounts are set forth opposite such Contributor’s name on Schedule A (the “Contributed Shares”), free and clear of all mortgages, liens, pledges, claims, charges, security interests or encumbrances of any kind (“Liens”), in exchange for which the Company hereby issues to the Contributors the Company Shares in the amounts set forth opposite such Contributor’s name on Schedule A (the “Contribution”).

(ii)               In order to effect the Contribution, each Contributor is delivering (or causing to be delivered) to the Company duly executed stock power in respect of their Contributed Shares substantially in the form attached hereto as Exhibit A. The Company Shares for each Contributor will be uncertificated.

(b)                Loan.

(i)                 Immediately following the execution of this Agreement and simultaneously with, and contingent upon, the Closing (as defined in the Merger Agreement), Sorrento (the “Lender”) makes a loan to the Company in the amount set forth opposite the Lender’s name on Schedule B in accordance with instructions provided by the Company (the “Loan”).

(ii)               The Loan made by the Lender has be evidenced by a promissory note substantially in the form attached hereto as Exhibit B executed and delivered by the Company in favor of the Lender having a principal amount equal to the aggregate amount of the Loan as provided in Section 1(b)(i).

(c)                Options

(i)                 At the Closing, the Scilex Options set forth opposite each Silex Option holder’s name on Schedule C are hereby cancelled and substituted for that number of Company Options set on Schedule C. Such cancellation and substitution shall be in accordance with Treasury Regulation Section 1.424-1(a) and each such Company Option shall remain an incentive stock option to the extent such corresponding Silex Option qualified as such prior to the Closing.

(ii)               At the Closing, all Scilex Options shall no longer be outstanding and shall cease to exist and each holder of Scilex Options cease to have any rights with respect thereto.

2.                   Representations and Warranties of the Contributors. Each Contributor makes the following representations and warranties to the Company as a material inducement to the Company’s consummation of the transactions contemplated hereby:

(a)                Such Contributor is acquiring the Company Shares set forth opposite such Contributor’s name on Exhibit A hereto for its own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws, and will not dispose of such Company Shares in contravention of the Securities Act or any applicable state securities laws.

(b)                Such Contributor is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(c)                Such Contributor is sophisticated in financial and business matters, is able to evaluate the risks and benefits of the investment in the Company Shares to be acquired by such Contributor pursuant to this Agreement and is able to bear the economic risk of its investment in such Company Shares for an indefinite period of time.

(d)                Such Contributor understands and agrees that the Company Shares is being acquired in a transaction not involving any public offering within the meaning of the Securities Act, in reliance on an exemption therefrom. Such Contributor understands that the Company Shares has not been, and will not be, approved or disapproved by the Securities and Exchange Commission or by any other federal or state agency, and that no such agency has passed on the accuracy or adequacy of disclosures made to such Contributor by the Company. No federal or state governmental agency has passed on or made any recommendation or endorsement of the Company Shares or an investment in the Company.

(e)                Such Contributor understands and acknowledges that the Company Shares has not been registered under the Securities Act or the securities laws of any state and, unless such Company Shares is so registered, it may not be offered, sold, transferred or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction. Such Contributor acknowledges that neither the Company nor any person acting on its behalf offered the Company Shares by any form of general solicitation or general advertising.

(f)                 Such Contributor acknowledges and agrees that the ability to dispose of the Company Shares will be subject to restrictions contained in the certificate of incorporation of the Company. Such Contributor recognizes that there will not be any public trading market for the Company Shares and, as a result, such Contributor may be unable to sell or dispose of the Company Shares. Such Contributor further acknowledges and agrees that the Company shall have no obligation to register the Company Shares.

(g)                Such Contributor acknowledges that (a) the Company has made available, a reasonable time prior to the date of this Agreement, information concerning the Company sufficient for such Contributor to make an informed decision regarding an investment in the Company and an opportunity to ask questions and receive answers concerning the Company Shares; (b) the Company has made available, a reasonable time prior to the date of this Agreement, the opportunity to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense deemed necessary by such Contributor to verify the accuracy of the information provided, and such Contributor has received all such additional information requested; and (c) such Contributor has not relied on the Company or any of its Affiliates, officers, employees or representatives in connection with its investigation or the accuracy of the information provided or in making any investment decision.

(h)                The execution, delivery and performance by such Contributor of this Agreement and the consummation of the transactions contemplated herein do not and will not: (i) result in the breach of any of the terms or conditions of, or constitute a default under, or in any manner release any party thereto from any obligation under, or otherwise affect any rights of such Contributor under, any mortgage, note, bond, indenture, contract, agreement, license or other instrument or obligation of any kind or nature, in any case whether written or oral, by which such Contributor may be bound or affected; (ii) violate or conflict with any Laws; (iii) result in the creation or imposition of any Lien on the Contributed Shares; or (iv) violate any provision of such Contributor’s organizational documents (if applicable).

(i)                 Such Contributor has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement, the performance by such Contributor hereto of its respective obligations hereunder and the consummation by such Contributor of the transactions contemplated hereby have been duly authorized, and no other proceeding on the part of such Contributor is necessary. Assuming the due authorization, execution and delivery hereof by the Company, this Agreement constitutes the valid and legally binding obligation of such Contributor, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally, and the availability of equitable remedies.

(j)                 Each Contributor legally and beneficially owns the Contributed Shares set forth opposite such Contributor’s name on Exhibit A hereto, free and clear of any Liens, and upon the delivery of such Contributed Shares, the Company shall acquire good, marketable and valid title to the Contributed Shares, free and clear of all Liens. With respect to the Contributors that are entities, no Person has the right, directly or indirectly, to acquire any equity securities or other securities directly or indirectly convertible into or exchangeable or exercisable for stock or other equity securities of such Contributor.

(k)                No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required to be made or obtained by such Contributor or in connection with the authorization, execution and delivery of this Agreement, the performance by such Contributor of its obligations hereunder, and the consummation by such Contributor of the transactions contemplated hereby.

3.                   Representations and Warranties of Scilex: Scilex makes the following representations and warranties to the Company as a material inducement to the Company’s consummation of the transactions contemplated hereby:

(a)                The Contributors together own 100% of the issued and outstanding capital stock of Scilex. All of the Contributed Shares has been duly authorized and validly issued, is fully paid and non-assessable, and are held free from any Liens other than any Lien arising out of, under or in connection with the Securities Act or any other applicable securities Laws. None of the Contributed Shares was issued in violation of (x) applicable Law, (y) Scilex’s organizational documents or (z) any preemptive right. The Contributed Shares as set forth on Exhibit A hereto represents the only issued and outstanding shares of capital stock of Scilex, and, other than the Scilex Options set forth on Schedule C, there are no outstanding securities convertible or exchangeable into Contributed Shares, including any options, warrants or rights of conversion or other similar rights or agreements obligating Scilex or any other Person to sell, issue or transfer any of its equity interests.

(b)                Scilex is, and at all times since its formation has been, in compliance with all Laws. Scilex has not received notice prior to the date hereof of any violation of any Law in connection with the conduct, ownership, use, occupancy or operation of Scilex or Scilex’s business or assets. There are no Actions pending, or to the actual knowledge of Scilex, threatened, against Scilex. Scilex has good and marketable title, or holds valid and enforceable leases or licenses, to all assets, property, rights and privileges used by Scilex in the conduct of its business, free and clear of all Liens.

4.                   Representations and Warranties by the Company.

(a)                The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated herein do not and will not: (i) result in the breach of any of the terms or conditions of, or constitute a default under, or in any manner release any party thereto from any obligation under, or otherwise affect any rights of Company under, any mortgage, note, bond, indenture, contract, agreement, license or other instrument or obligation of any kind or nature, in any case whether written or oral, by which Company may be bound or affected; (ii) violate or conflict with any Laws; or (iii) violate any provision of the Company’s organizational documents.

(b)                The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement, the performance by the Company hereto of its respective obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized, and no other proceeding on the part of the Company is necessary. Assuming the due authorization, execution and delivery hereof by the Contributors, this Agreement constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally, and the availability of equitable remedies.

(c)                The Company Shares represents the only issued and outstanding equity interests of the Company, and there are no outstanding securities convertible or exchangeable into equity interests of the Company, including any options, warrants or rights of conversion or other similar rights or agreements obligating the Company or any other Person to sell, issue or transfer any of its equity interests.

(d)                No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required to be made or obtained by the Company or in connection with the authorization, execution and delivery of this Agreement, the performance by the Company of its obligations hereunder, and the consummation by the Company of the transactions contemplated hereby.

(e)                The Company is, and at all times since the formation of the Company has been, in compliance with all Laws. The Company has not received notice prior to the date hereof of any violation of any Law in connection with the conduct, ownership, use, occupancy or operation of the Company or the Company’s business or assets. The Company has good and marketable title, or holds valid and enforceable leases or licenses, to all assets, property, rights and privileges used by the Company in the conduct of its business, free and clear of all Liens.

5.                   Reliance by the Company. Each Contributor understands the meanings of the representations and warranties contained in this Agreement and understands and acknowledges that the Company is relying on such representations and warranties in determining whether the issuance contemplated hereby is eligible for exemption from the registration requirements contained in the Securities Act and applicable state securities laws.

6.                   Restrictions on Transfer. The parties hereto hereby agree that the Company Shares will be subject to the restrictions on transfer contained in the certificate of incorporation of the Company.

7.                   Irrevocable Contribution. Each Contributor understands that the Contribution is irrevocable.

8.                   Survival. The representations, warranties and covenants contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

9.                   Tax Treatment. The parties hereto acknowledge and agree that the Contribution will be in connection with, and pursuant to the same plan as, the Merger and the parties intend that the Contribution and the Merger will qualify as a transaction governed by Section 351 of the Code.

10.               Certain Definitions.

(a)                “Action” means any action, Order, writ, injunction, judgment or decree outstanding or any claim, complaint, charge, suit, equitable action, litigation, proceeding, hearing, dispute, litigation, mediation, arbitration, audit, self-disclosure, prosecution, inquiry or investigation, or any formal demand to which the Company is a party and which could reasonably be expected to lead to any of the foregoing.

(b)                “Governmental Authority” means any domestic or foreign national, state, provincial, multi-state, multinational or municipal or other local government, any subdivision, agency, commission, instrumentality, body or authority thereof, department or person (whether autonomous or not), or any quasi-governmental or private body exercising any regulatory authority thereunder.

(c)                “Law” means any national, federal, provincial, state, local, municipal, foreign or other constitution, ordinance, regulation, statute, code, rule or other law, and any certification standard, accreditation standard, approval, license, Order or Permit.

(d)                “Order” means any award, injunction, decree, settlement, judgment, order, ruling, subpoena, or verdict or other decision entered, issued, made, or rendered by, or any agreement with, any court, administrative agency, or other Governmental Authority or by any arbitrator.

(e)                “Permits” means any licenses, franchises, permits, permissions, consents, certificates, orders, approvals, exemptions, registrations or authorizations from any Governmental Authority required for the lawful ownership by the Company of its properties and assets and the lawful operation of the Business in the manner presently conducted.

11.               Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the parties hereto unless such modification, amendment or waiver is approved in writing by each of the parties hereto. The failure of any party hereto to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

12.               Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or pdf transmission will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, any party executing this Agreement by facsimile or pdf transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile or pdf transmission.

13.               No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

14.               Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, no Contributor may assign any of its rights or delegate any of its responsibilities, liabilities or obligations under this Agreement without the prior written consent of the Company.

15.               Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. In furtherance of the foregoing, each of the parties hereto hereby irrevocable waives any claim or cause of action based upon, in whole or in part, any such prior conversation, communication, understanding, agreement, or representation and agrees not to assert, whether affirmatively or defensively, any such prior conversation, communication, understanding, agreement, or representation in any suit, action or other proceeding arising out of or relating to this Agreement.

16.               Specific Performance. The parties hereto acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including such party’s failure to take all actions as are necessary on such party’s part in accordance with the terms and conditions of this Agreement to consummate the transactions contemplated hereby, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party’s obligations and to the granting by any court of the remedy of specific performance of such party’s obligations hereunder, without the necessity of proving actual damages, without bond or other security being required, without regard to the adequacy of any remedy at law, and in addition to any other remedy to which it may be entitled, at law or in equity. Such remedies will not be exclusive and will be in addition to any other remedies whatsoever which any party may otherwise have, all of which may be pled in the alternative. Each party further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert the defense that a remedy at law would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

17.               Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

18.               Governing Law. This Agreement, and all proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement hereof, shall be brought exclusively in the courts of the State of Delaware, or, if it has or can acquire jurisdiction, in the United States District Court sitting in the State of Delaware, and each of the parties hereto irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of such proceeding shall be heard and determined only in any such court, and agrees not to bring any proceeding arising out of or relating to this Agreement in any other court.

19.               Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be sent to the address specified in writing by each such party and deemed to have been given (a) when personally delivered or sent electronically via PDF format (with hard copy to follow); (b) one day after being sent by reputable overnight express courier (charges prepaid), or (c) three days following mailing by certified or registered mail, postage prepaid and return receipt requested.

20.               Delivery by Facsimile or PDF. This Agreement and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or PDF, will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

21.               Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

22.               Further Assurances. The parties hereto shall execute and deliver all documents, provide all information, and take or refrain from taking such actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Contribution Agreement to be executed as of the date first written above.

COMPANY

SCILEX HOLDING COMPANY

By:	/s/ Henry Ji, Ph.D.
Name:	Henry Ji, Ph.D.
Its:	Secretary and Treasurer

SCILEX

SCILEX PHARMACEUTICALS INC.

By:	/s/ Henry Ji, Ph.D.
Name:	Henry Ji, Ph.D.
Its:	President and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Contribution Agreement to be executed as of the date first written above.

CONTRIBUTORS

SORRENTO

SORRENTO THERAPEUTICS, INC.

By:	/s/ Henry Ji, Ph.D.
Name:	Henry Ji, Ph.D.
Its:	President and Chief Executive Officer

ITOCHU

ITOCHU CHEMICAL FRONTIER Corporation

By:	/s/ Tsutomu Miyazaki
Name:	Tsutomu Miyazaki
Its:	President & Chief Executive Officer

ZHENG

/s/ Huang Zheng
Huang Zheng

SCHEDULE A

cONTRIBUTED EQUITY AND COMPANY EQUITY

Contributor	Contributed Shares (Shares of Scilex Common Stock)	Company Shares (Shares of Company Common Stock)
Sorrento Therapeutics, Inc.	115,380,524	115,380,524
Itochu Chemical Frontier Corporation	29,074,890	29,074,890
Huang Zheng	5,814,978	5,814,978

SCHEDULE b

loan amounts

Lender	Loan Amount
Sorrento Therapeutics, Inc.	$20,024,944.59

Schedule C

Options

eXHIBIT A

FORM OF sTOCK POWER

eXHIBIT B

FORM OF PROMISSORY NOTE